Exhibit 10.2

AGREEMENT

AGREEMENT dated this 13th day of September 2005, by and between Snow & Sail Sports, Inc. (hereinafter “S&S”), a Delaware Corporation, with offices located at 397 N. Main Street, South Yarmouth, MA 02664, Paul F. Tetreault, President of S&S and Gary B. Wolff, P.C., counsel to S&S, with offices located at 805 Third Avenue, New York, New York.

WHEREAS, S&S is about to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 which Registration Statement indicates in Part II, Item 25, offering expenses approximating  sixty four thousand  ($64,000) dollars  of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses; and

WHEREAS, S&S has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within six (6) months of the date of the S&S prospectus, S&S’s President agrees to loan S&S the funds to cover the balance of outstanding professional and related fees relating to S&S’s prospectus if the professionals involved insist on cash payments.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when S&S has the financial resources to do so.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 13th day of September 2005.

SNOW & SAIL SPORTS, INC.

/s/ Paul F. Tetrault

By: ________________________________

Paul F. Tetreault, President

/s/ Paul F. Tetrault

By: _________________________________

Paul F. Tetreault, Individually

GARY B. WOLFF, P.C.

/s/ Gary B. Wolff

By:_________________________________

Gary B. Wolff, President

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